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                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT
                               OF DENNIS A. SIERK


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made this 30th day of March, 2001, by and between Dennis A. Sierk ("Employee") and Nematron Corporation, a Michigan corporation ("Nematron").

         WHEREAS, pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of March 30, 2001 by and among Nematron, Optimation, Inc., as Alabama corporation ("Optimation"), the Employee and the other shareholders of Optimation, Nematron acquired (the "Acquisition") all of the issued and outstanding stock of Optimation;

         WHEREAS, as a condition precedent to the consummation of the Acquisition, Nematron has required that Employee to enter into this Agreement to ensure the continued employment of Employee by Nematron;

         WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement is also a condition precedent to the effectiveness of this Agreement;

         WHEREAS, Nematron is engaged in the business of developing, producing and selling communications, logic and control products for industrial automation (the "Business"); and

         WHEREAS, Nematron desires to employ Employee, and Employee desires to be employed by Nematron upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. Employment and Term. Nematron hereby employs Employee, and Employee hereby accepts employment with Nematron as its Vice President, Product Development (the "Position") for a period commencing on the date hereof and continuing for a period of three (3) years, subject to earlier termination pursuant to the provisions of Section 10 hereof (the "Term").

         2. Duties. During the Term, Employee shall serve Nematron faithfully and to the best of his ability and shall devote his full attention, skill and efforts to the performance of the duties required by or appropriate for his Position, shall use his best skill and abilities to promote the interest of Nematron, and shall work with other officers and employees of Nematron in a competent and professional manner. Employee agrees to assume such duties and responsibilities as are commensurate with his Position. Employee shall report directly to the President of Nematron.

         3. Other Business Activities. During the Term, Employee will not, without the prior approval of the Board of Directors, directly or indirectly engage in any other business activities or pursuits which may interfere with the performance of his responsibilities and obligations pursuant to this Agreement.

         4. Compensation.

         (a) Nematron shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete provided for in Section 9 hereof, an initial base salary of One Hundred Twenty Thousand Dollars ($120,000), less applicable withholdings, commencing upon closing of the Acquisition (the "Base Salary"), payable in a manner and at such times as is consistent with the payroll practices of Nematron. Beginning with January 1, 2002, the Base Salary will be multiplied by a fraction, the numerator of which will be the Gross National Product Implicit Price Deflator (Series 310) published by the Bureau of Economic Analysis of the United States

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Department of Commerce (base year 1987-100) (the "GNP Deflator") for the last quarter of the preceding year of the Term and the denominator of which will be the GNP Deflator for the year ended December 31, 2001. If publication of the GNP Deflator is discontinued, such computation will be based upon comparable statistics designed to measure the value of the dollar over a broad range of the economy, published by an agency of the United States government or by a responsible financial periodical of recognized authority selected by Employee and Nematron.

            (b) The Employee shall also be entitled to participate in such incentive bonus or long-term incentive programs as may be established from time to time by the Board of Directors of Nematron, upon terms established by such board, and, to the extent and upon the terms determined by Nematron's Board of Directors, in Nematron's Gainsharing Program. Nematron shall grant to Employee options to purchase 100,000 shares of the common stock of Nematron (the "Options") pursuant to Nematron's Long-Term Incentive Plan at a price per share equal to the closing price of Nematron's common stock on the date of the Acquisition, which options will vest at a rate of 33 1/3% per completed year from the grant date. Notwithstanding the foregoing, the Options shall vest and become immediately exercisable upon the occurrence of a Change of Control of Nematron. A "Change of Control" shall be deemed to occur on the sale, transfer or other disposition (including by merger, consolidation or other business combination) of (i) fifty-one percent (51%) or more of the issued and outstanding voting equity securities of Nematron, or (ii) all or substantially all of the assets of Nematron and its subsidiaries determined on a consolidated basis.

         5. Other Benefits. Employee shall be entitled to those employee benefits which Nematron, as determined by the Board of Directors or the compensation committee thereof, may from time to time generally makes available to its senior executives ("Benefits"). The Benefits shall initially include, without limitation, health insurance, life insurance, and such other benefits as the board of directors may determine from time to time. Employee shall be entitled to four weeks of vacation per year.

         6. Reimbursement of Expenses. Subject to such conditions as Nematron may from time to time determine, Employee shall be reimbursed for ordinary and reasonable documented expenses incurred by him in the performance of his duties under this Agreement. The Company shall also reimburse Employee on a monthly basis for reasonable expenses, including coach airfare, lodging and a per diem, incurred by Employee for commuting between Huntsville, Alabama and Ann Arbor, Michigan during the Term.

         7. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of Nematron and/or Optimation. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of Nematron, for any reason, either directly or indirectly divulge to any third-party or use for his own benefit or for any purpose other than the exclusive benefit of Nematron any confidential, proprietary, business or technical information or trade secrets of Nematron or of any subsidiary or affiliate of Nematron ("Proprietary Information") revealed, obtained or developed in the course of his employment with Nematron or Optimation. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 8(b) hereof, any information relating to methods of production, manufacture, service, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, any other materials prepared by Employee in the course of, relating to or arising out of his employment by Nematron or Optimation or prepared by any other Nematron or Optimation employee or contractor for Nematron or Optimation or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, Nematron's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and Nematron's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public; provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this
Section 7. Failure by Nematron or Optimation to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

         8. Inventions and Property.

            (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of Nematron. During the Term, Employee shall not remove from Nematron's or Optimation's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of, or containing, Proprietary Information or other materials or property of any kind belonging to Nematron or Optimation, unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position, and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of his assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties. Upon the termination of Employee's employment with Nematron, he shall leave with or return to Nematron all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

            (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, customer contacts, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (A) at any time and at any place during the Employee's employment with Nematron or Optimation and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of Nematron or Optimation, (B) as a result of tasks assigned to Employee by Nematron or Optimation or (C) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by Nematron or Optimation (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of Nematron. The Employee shall promptly disclose to Nematron all Intellectual Property and the Employee shall have no claim for additional compensation for the Intellectual Property.

                (ii) The Employee acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to Nematron any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. Nematron shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                (iii) Employee further agrees to reveal promptly all information relating to the same to an appropriate officer of Nematron and to cooperate with Nematron and execute such documents as may be necessary or appropriate (A) in the event that Nematron desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, and (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                (iv) In the event Nematron is unable after reasonable effort to secure Employee's signature on any of the documents referenced in Section 8(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints Nematron and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

         9. Covenant Not to Compete. The Employee shall not, during the Term and for a period of one (1) year thereafter (such period, the "Restricted Period"), do any of the following directly or indirectly, within the continental United States, without the prior written consent of Nematron:

             (a) engage or participate in any business activity competitive with the Business of Nematron;

             (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of Nematron. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 9(a) hereof;

             (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of Nematron, any (i) customer with whom Nematron or Optimation shall have dealt at any time or (ii) any distributor, supplier or other contracting party with whom Nematron or Optimation shall have dealt;

             (d) influence or attempt to influence any supplier, distributor, customer or potential customer of Nematron or Optimation to terminate or modify any written or oral agreement or course of dealing with Nematron or Optimation; or

             (e) except in his capacity as an employee of Nematron, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with Nematron or Optimation or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by Nematron or Optimation as an employee, consultant, agent or distributor of Nematron or Optimation at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         10. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this
Section 10. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 10.

             10.1. Termination by Death or Permanent Disability.

             (a) In the event of Employee's death or Permanent Disability (as defined below) during the Term, Employee's employment hereunder shall be terminated thereby and Nematron shall pay to Employee or Employee's executors, legal representatives or administrators an amount equal to the vested or accrued and unpaid portion of his Base Salary, Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation").

             (b) Except as specifically set forth in this Section 10.1, Nematron shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death or Permanent Disability, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of Nematron and to exercise any rights afforded under any compensation or benefit plan then in effect. For the purposes of this Agreement, "Permanent Disability" shall have the same meaning as such phrase is given under the long term disability plan sponsored by Nematron or, in the absence of such policy, as determined by a physician selected by Nematron and reasonably satisfactory to Employee or his personal representative.

             10.2. Termination for Cause.

                   (a) Nematron may terminate Employee's employment hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean, in each case as reasonably determined by a majority of the Board of Directors: (i) any breach by Employee of any of his material obligations under this Agreement (other than as a result of incapacity due to physical or mental illness), in each case if such breach is not cured within thirty (30) calendar days after written notice thereof to Employee by Nematron, (ii) commission of a felony or a crime involving moral turpitude or other commission of any act or omission of Employee involving dishonesty, fraud, embezzlement, theft, substance abuse or sexual misconduct with respect to Nematron or any of its affiliates or subsidiaries or any of their employees, vendors, suppliers, distributors or customers, (iii) Employee's substantial neglect of duties or failure to follow a lawful directive of the Board of Directors within the scope of his employment after written notice from the Board of Directors of such neglect or failure has not been cured within thirty (30) days after the Employee receives such notice, (iv) the Employee's misappropriation of funds or assets of Nematron or one of its affiliates or subsidiaries for personal use, or (v) the Employee's gross negligence or willful misconduct in the performance of his duties.

                   (b) In the event of a termination of Employee's employment hereunder pursuant to Section 10.2(a), Employee shall be entitled to receive all vested or accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 10.2, Nematron shall have no liability or obligation hereunder by reason of Employee's termination pursuant to this Section 10.2.

             10.3. Termination Without Cause.

                   In the event of termination by Nematron of Employee's employment hereunder without Cause, Employee shall be entitled to receive all accrued, but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation, plus an amount equal to One hundred percent (100%) of the Employee's annual Base Salary (as of the date of termination) for the remainder of the Term.

             10.4. Termination for Good Reason.

                   (a) Employee may terminate his employment for "Good Reason." For purposes of this Agreement, "Good Reason" means any material breach of this Agreement by Company in its payment obligations or its obligations to provide benefits under this Agreement that is not remedied by Company within ten (10) days' after receipt of written notice thereof from the Employee, and any other material breach by Company of any of its other obligations under this Agreement that is not remedied by Nematron within thirty (30) days after receipt of notice from the Employee, which notice, in either event shall set forth in reasonable detail the specific conduct of Company that constitutes Good Reason and the specific provisions of this Agreement on which the Employee relies. Upon an event constituting "Good Reason", termination of employment by the Employee for Good Reason shall be effectuated upon the expiration of the aforesaid 10 or 30 day periods without further notice.

                   (b) In the event of termination of Employee's employment hereunder for Good Reason, Employee shall be entitled to receive all accrued, but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation, plus an amount equal to One hundred percent (100%) of the Employee's annual Base Salary (as of the date of termination), for the remainder of the Term.

             10.5. Termination by Employee without Good Reason.

                   (a) Employee may terminate his employment for any reason upon ninety (90) days' written notice to Company.

                   (b) In the event of termination of Employee's employment hereunder pursuant to Section 10.4(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee.

             10.6  Termination upon Exercise of Option.

                   In the event Employee and the other former shareholders of Optimation exercise the Option (as defined in the Purchase Agreement) and repurchase the stock of Optimation, Employee's employment hereunder shall be terminated as of the date of the closing of such repurchase. Upon such termination, Employee shall be entitled to receive all vested or accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 10.6, Nematron shall have no liability or obligation hereunder by reason of Employee's termination pursuant to this
Section 10.6.

         11. Indemnification. Nematron shall indemnify Employee and shall save and hold Employee harmless from, against, for, and in respect of, any and all damages, losses, obligations, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses, incident to, or arising out of, any threatened, pending or completed suit, action, claim or proceeding, whether civil, criminal, administrative or investigative, suffered, incurred or required to be paid by Employee by reason of being a director, officer, employee or agent of Nematron or by reason of service, at the request of Nematron, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not Employee continues to be a director, officer, employee or agent of Nematron or such corporation, partnership, joint venture, trust or other enterprise at the time such action, suit or proceeding is brought or threatened) if the Board of Directors reasonably determines that Employee's act or omission was taken or made in good faith and in a manner reasonably believed to be in, or not inconsistent with, the best interests of Nematron; provided, that such act or omission did not constitute gross negligence, willful misconduct or fraud. The foregoing right of indemnification shall be in addition to any rights to which Employee may otherwise be entitled and shall inure to the benefit of Employee's heirs, executors or administrators. If authorized under the circumstances by the Board of Directors of Nematron, Nematron may pay the expenses incurred by Employee (including without limitation reasonable attorneys' fees) in defending any action, suit or proceeding upon receipt of an undertaking by Employee to repay such payment if there shall be a final adjudication or determination that it is not entitled to indemnification as provided herein.

         12. Other Agreements. Employee represents and warrants to Nematron that:

             (a) There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder;

             (b) That Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound;

             (c) That Employee is free to execute this Agreement and to enter into the employ of Nematron pursuant to the provisions set forth herein; and

             (d) That Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at Nematron.

         13. Survival of Provisions. The provisions of this Agreement set forth in Sections 7, 8, 9, 11 and 22 hereof shall survive the termination of Employee's employment hereunder.

         14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Nematron and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor Nematron may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, except that, without such consent, Nematron may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor entity assumes in writing all of the obligations of Nematron under this Agreement. Except as provided in this Section 14, this Agreement is not intended to, and shall not, confer any rights upon any third parties.

         15. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

If to Employee:

                  Dennis A. Sierk
                  2613 Vista Drive
                  Huntsville, AL 35803

If to Nematron:

                  Nematron Corporation
                  5840 Interface Drive
                  Ann Arbor, MI  48103
                  Attn:  David P. Gienapp
                  Fax:   (734) 994-0352

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

         16. Entire Agreement; Amendments. This Agreement, contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merge and supersede all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with Nematron. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

         17. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

         19. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

         20. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

         21. Section Headings. The section headings in this Agreement are for convenience only, and form no part of this Agreement and shall not affect its interpretation.

         22. Specific Enforcement: Extension of Period.

             (a) Employee acknowledges that the restrictions contained in Sections 7, 8, and 9 hereof are reasonable and necessary to protect the legitimate interests of Nematron and its affiliates and that Nematron would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 7, 8, and 9 hereof will cause continuing and irreparable injury to Nematron for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, Nematron shall have the right to enforce the provisions of Sections 7, 8 or 9 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to Nematron. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 7, 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

             (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 9 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


                                      NEMATRON CORPORATION



                                      By:  /s/ David P. Gienapp
                                           -------------------------------------
                                      Name:  David Gienapp
                                      Title: Vice President - Finance and
                                             Administration


                                      EMPLOYEE

                                        /s/ Dennis A. Sierk
                                      ------------------------------------------
                                      Dennis A. Sierk